Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in amendment No. 8 to the Draft Registration Statement on Form S-1 of our report dated March 31, 2023, except for Notes 16 and 18, as to which the date is May 24, 2023, with respect to the audited consolidated financial statements of Northann Corp for the years ended December 31, 2022 and 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

San Mateo, California	WWC, P.C.
May 24, 2023	Certified Public Accountants
PCAOB ID No. 1171